EXHIBIT 21.1

Subsidiaries of Viasystems, Inc.

NAME OF ENTITY	JURISDICTION OF ORGANIZATION
Alex Cars BV	Netherlands
Chips Acquisition Limited	England/Wales
Covecourt Limited	England/Wales
ECM Holding Company	Delaware
Electro Componentes de Mexico, S.A. de C.V.	Mexico
European PCB Group (Cayman Islands) Ltd.	Cayman Islands
European PCB Group Holding Corp.	Delaware
European PCB Group Partners (Cayman) L.P.	Cayman Islands
European Semiconductors Assembly BV	Netherlands
Exacta Circuits Limited	England/Wales
Flexible Circuits Limited	England/Wales
Forward Acquisition Ltd.	England/Wales
Forward Circuits Limited	England/Wales
Forward Microcircuits Limited	England/Wales
Guangzhou Kalex Laminate Company Ltd.	China
Guangzhou Termbray Circuit Board Co. Ltd.	China
Guangzhou Termbray Electronics Technology Co. Ltd.	China
Interconnection Systems (Holdings) Limited	England/Wales
Interconnection Systems Limited	England/Wales
Kalex Circuit Board (China) Limited	Hong Kong
Kalex Circuit Board (Guangzhou) Limited	Hong Kong
Kalex Multi-Layer Circuit Board (Zhong Shan) Ltd.	China
Kalex Printed Circuit Board Limited	Hong Kong
Masthoff BV	Netherlands
Momm BV	Netherlands
Mommers Print Service France S.A.R.L.	France
Mommers Vastgoed BV	Netherlands
M-Tech Circuits Ltd.	England/Wales
PCB Investments Ltd.	England/Wales
Powertracks Designs Ltd.	England/Wales
Print Belgie Beheer BV	Netherlands
Print Belgie Holding BV	Netherlands
Print Service Holding NV	Netherlands
Qingdao Viasystems Telecommunications Technologies Co. Ltd.	China
Shanghai Reltec Communications Technology Co. Ltd.	China
Shanghai Viasystems EMS Co. Ltd.	China
Swift International (Pty) Ltd. S.A.	South Africa
TDS Circuits Ltd.	England/Wales
Termbray Circuit Board Company Limited	Hong Kong
Termbray Laminate Company Limited	Hong Kong
TI Technologies (Pty) Ltd. S.A.	South Africa
Viasupply Company Limited	Hong Kong
Viasystems (Cayman Islands), Ltd.	Cayman Islands
Viasystems (Nantong) Electronic Technologies Co., Ltd.	China

NAME OF ENTITY	JURISDICTION OF ORGANIZATION
Viasystems (Singapore) Pte Limited	Singapore
Viasystems (South China) Company Limited	Hong Kong
Viasystems A Ltd.	England/Wales
Viasystems Acquisition LLC	Delaware
Viasystems Asia Pacific Company Limited	Hong Kong
Viasystems Asia Pacific Property B.V.I. Limited	British Virgin Islands
Viasystems B Ltd.	England/Wales
Viasystems Boldon Ltd.	England/Wales
Viasystems BV	Netherlands
Viasystems BVI Ltd.	British Virgin Islands
Viasystems C Ltd.	England/Wales
Viasystems Canada Holdings, Inc.	Canada
Viasystems Canada Partnership	Canada
Viasystems Canada, G.P.	Canada
Viasystems D Ltd.	England/Wales
Viasystems E Ltd.	England/Wales
Viasystems Electronics (Guangzhou) Company Limited	China
Viasystems EMS — U.K. Ltd.	England/Wales
Viasystems EMS (Hong Kong) Company Limited	Hong Kong
Viasystems EMS (Shenzhen) Company Ltd.	China
Viasystems EMS-Europe Ltd.	England/Wales
Viasystems Europe BV	Netherlands
Viasystems F Ltd.	England/Wales
Viasystems France S.A.R.L.	France
Viasystems G Ltd.	England/Wales
Viasystems Group Limited	England/Wales
Viasystems H Ltd.	England/Wales
Viasystems Holdings Limited	England/Wales
Viasystems I Ltd.	England/Wales
Viasystems II Limited	England/Wales
Viasystems II ULC	Nova Scotia
Viasystems International Ltd.	England/Wales
Viasystems International, Inc.	Delaware
Viasystems J Ltd.	England/Wales
Viasystems K Ltd.	England/Wales
Viasystems Kalex Printed Circuit Board Limited	Hong Kong
Viasystems Luxembourg II S.a.r.l.	Luxembourg
Viasystems Luxembourg S.a.r.l.	Luxembourg
Viasystems Manchester Limited	England/Wales
Viasystems Milwaukee, Inc.	Wisconsin
Viasystems Mommers BV	Netherlands
Viasystems Partner Ltd.	Canada
Viasystems Research & Development Centre (Guangzhou) Co. Ltd.	China
Viasystems San Jose, Inc. (formerly Top Line Electronics Corp.)	California
Viasystems Selkirk Limited	Scotland
Viasystems Taiwan, Inc.	Taiwan
Viasystems Technograph Limited	England/Wales
Viasystems Technologies Corp. LLC	Delaware

NAME OF ENTITY	JURISDICTION OF ORGANIZATION
Viasystems Technology International Trading (Shanghai) Co. Ltd.	China
Viasystems Trading Limited	England/Wales
Viasystems ULC	Nova Scotia
Wire Harness Industries, Inc.	Delaware
Wirekraft Employment Co.	Delaware
Wirekraft Holding Company	Delaware
Wirekraft Industries de Mexico, S.A. de C.V.	Mexico
Wirekraft Industries, LLC	Delaware
Zincocelere Acquisition Srl	Italy

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